SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549




                                       FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



            Date of Report (Date of earliest event reported) JUNE 28, 1996




                          THE WASHINGTON WATER POWER COMPANY
                (Exact name of registrant as specified in its charter)




             WASHINGTON               1-3701                 91-0462470
          (State or other          (Commission              (IRS Employer
           jurisdiction            File Number)          Identification No.)
         of incorporation)



        1411 EAST MISSION AVENUE, SPOKANE, WASHINGTON          99202-2600
          (Address of principal executive offices)             (Zip Code)




        Registrant's telephone number, including area code     (509) 489-0500




                                         NONE
            (Former name or former address, if changed since last report)

          Item 5.   Other Events.
                    ------------

                    On June 28, 1996, the Board of Directors of The Washington Water Power Company, a Washington corporation (the "Company"), terminated the Agreement and Plan of Reorganization and Merger, dated as of June 27, 1994 (the "Merger Agreement"), by and among the Company, Sierra Pacific Resources, a Nevada corporation ("SPR"), Sierra Pacific Power Company, a Nevada corporation and a wholly-owned subsidiary of SPR ("SPPC") and Altus Corporation, a Nevada corporation and a wholly-owned subsidiary of the Company ("Altus"), which would have provided for the merger of the Company, SPR and SPPC with and into Altus.

                    The Board of Directors noted the significant disparity in views among the Federal Energy Regulatory Commission (the "FERC"), as reflected in the position of its Staff, and the state regulatory commissions having primary jurisdiction over the companies. The FERC was concerned with wholesale markets at the national level. Each state commission, on the other hand, was concerned with the interests of retail customers in its particular jurisdiction. The Board concluded that there was little chance of obtaining approval of the proposed merger from each of the regulatory commissions having jurisdiction, on terms consistent with the regulatory principles adopted by the companies and satisfactory to each other commission.

                    In addition, the Board concluded that even if the proposed merger were consummated, Altus would be subject to significant continuing risk of inconsistent regulation, with the stockholders of Altus bearing the financial consequences of such inconsistency.

                    Among other matters, the Board considered the significant decrease in the amount of estimated net savings to be achievable as a result of the proposed merger, which decrease was previously reported in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, and the increase in risks posed as a result of recent and on-going structural, economic and regulatory changes in the electric utility industry.

                    Under the terms of the Merger Agreement, the Company was entitled to terminate the Merger Agreement since the merger of the companies was not consummated on or before June 27, 1996 and because certain conditions precedent, including receipt of all regulatory approvals, had not been satisfied. On June 28, 1996 the Company commenced a proceeding in the Superior Court of Spokane County, Washington seeking a declaratory judgment that the Merger Agreement was properly terminated. The action seeks no damages.

          Item 7.   Financial Statements and Exhibits.
                    ---------------------------------

          c.   Exhibits:

               Exhibit Number                Exhibit
               --------------                -------

               99                            Press Release, dated June 28,
                                             1996 of The Washington Water
                                             Power Company

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,


                                        THE WASHINGTON WATER POWER COMPANY




          Dated: July 8, 1996          By: /s/ J. E. Eliassen
                                           -------------------------------
					    	J. E. Eliassen
						Vice President-Finance and
						 Chief Financial Officer

                                    EXHIBIT INDEX


               Exhibit        Description
               ------         -----------

                 99 Press Release, dated June 28, 1996 of The Washington Water Power Company